EXHIBIT 32                                     Section 1350 Certifications

We certify, to the best of our knowledge, based upon a review of the Form 10-K Annual Report for the fiscal year ended December 31, 2019, of T. Rowe Price Group, Inc., that:
(1) The Form 10-K Annual Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Form 10-K Annual Report fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.

February 13, 2020

/s/ William J. Stromberg
President, Chief Executive Officer and Chairman of the Board of Directors

/s/ Céline S. Dufétel
Vice President, Chief Financial Officer and Treasurer